Acelity L.P. Inc. Announces Date of its Second Quarter and First Half of 2015
Earnings Release and Conference Call

San Antonio, Texas-July 27, 2015 - Acelity L.P. Inc. will release its second quarter and first half of 2015 financial results and host an investor conference call on Wednesday, July 29, 2015. The conference call will begin at 11:00 a.m. EDT and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

Participants are encouraged to dial into the conference call at least 10 minutes before the call is scheduled to begin. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	(877) 537-8066
International Dial-in Number:	+706-634-7494
Conference ID Number:	78918179

For those unable to attend the conference call, an archive of the conference call will be available until October 29, 2015. The archived conference call can be accessed by dialing (855) 859-2056 or (404) 537-3406 and providing the Conference ID number 78918179.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

Media
Cheston Turbyfill
Office: (210) 255-7757
cheston.turbyfill@acelity.com